Exhibit 99.1

STONE ENERGY CORPORATION

Announces Upcoming Presentation at the Iberia Capital Partners Oil & Gas Day

LAFAYETTE, LA. May 8, 2015

Stone Energy Corporation (NYSE: SGY) today announced that Kenneth H. Beer, Executive Vice President and Chief Financial Officer, will be presenting at the Iberia Capital Partners Oil & Gas Day at the Omni Berkshire Place Hotel in New York City at 10:20 a.m. Eastern time on Tuesday, May 12, 2015. The presentation material will be available in the “Events and Presentations” section of the Company’s website, www.StoneEnergy.com, within 24 hours of the presentation.

Stone Energy is an independent oil and natural gas exploration and production company headquartered in Lafayette, Louisiana with additional offices in New Orleans, Houston and Morgantown, West Virginia. Stone is engaged in the acquisition, exploration, development and production of properties in the Gulf of Mexico and Appalachian basins. For additional information, contact Kenneth H. Beer, Chief Financial Officer, at 337-521-2210 phone, 337-521-9880 fax or via e-mail at CFO@StoneEnergy.com.